UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2005

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2005, in connection with the acquisition of an approximately 15,030 square foot single-tenant retail building on an approximately 2.40 acre site in Olivette, Missouri (the "WG Olivette Property"), Cole WG Olivette MO, LLC, a Delaware limited liability company ("WG Olivette"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), assumed an approximately $5.4 million loan (the "WG Olivette Loan") from the seller, ECM Olive, LLC ( "ECM Olive"), which is not affiliated with the Company, its subsidiaries or affiliates. The WG Olivette Loan is from Wachovia Bank, National Association (the "Lender"). The WG Olivette Loan, which is secured by the WG Olivette Property, has a fixed interest rate of 5.15% per annum with monthly interest-only payments and the outstanding principal and interest due on July 11, 2008 (the "WG Olivette Maturity Date"). The WG Olivette Loan is nonrecourse to WG Olivette and COP II, but both are liable for customary non-recourse carveouts.

The WG Olivette Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made at anytime after February 2007 and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Olivette Loan. Notwithstanding the prepayment limitations, WG Olivette may sell the WG Olivette Property to a buyer that assumes the WG Olivette Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the WG Olivette Property.

In the event the WG Olivette Loan is not paid off on the WG Olivette Maturity Date, the WG Olivette Loan includes hyperamortization provisions. The WG Olivette Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the WG Olivette Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Olivette Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the WG Olivette Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Olivette Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.15% plus two and one-half percent (2.5%) or (y) the Treasury Constant Maturity Yield Index plus two and one-half percent (2.5%).

On November 22, 2005, in connection with the acquisition of an approximately 13,970 square foot single-tenant retail building on an approximately 1.03 acre site in Columbia, Missouri (the "WG Columbia Property"), Cole WG Columbia MO, LLC, a Delaware limited liability company ("WG Columbia"), a wholly-owned subsidiary of COP II, assumed an approximately $4.5 million loan (the "WG Columbia Loan") from the seller, ECM Broadway, LLC ("ECM Broadway"), which is not affiliated with the Company, its subsidiaries or affiliates. The WG Columbia Loan is from the Lender. The WG Columbia Loan, which is secured by the WG Columbia Property, has a fixed interest rate of 5.15% per annum with monthly interest-only payments and the outstanding principal and interest due on July 11, 2008 (the "WG Columbia Maturity Date"). The WG Columbia Loan is nonrecourse to WG Columbia and COP II, but both are liable for customary non-recourse carveouts.

The WG Columbia Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made at anytime after February 2007 and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Columbia Loan. Notwithstanding the prepayment limitations, WG Columbia may sell the WG Columbia Property to a buyer that assumes the WG Columbia Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the WG Columbia Property.

In the event the WG Columbia Loan is not paid off on the WG Columbia Maturity Date, the WG Columbia Loan includes hyperamortization provisions. The WG Columbia Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the WG Columbia Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Columbia Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the WG Columbia Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Columbia Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.15% plus two and one-half percent (2.5%) or (y) the Treasury Constant Maturity Yield Index plus two and one-half percent (2.5%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 22, 2005, WG Olivette acquired the WG Olivette Property from ECM Olive. The purchase price of the WG Olivette Property was approximately $7.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $5.4 million loan secured by the WG Olivette Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $156,000. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The WG Olivette Property is 100% leased to Walgreen Co. ("Walgreens") subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the WG Olivette Property is approximately $528,000 or $35.13 per square foot, which is fixed through the initial lease term, which expires on October 31, 2026, and all renewal options. Walgreens has ten options to renew the lease on the WG Olivette Property, with each option for an additional five year term, beginning on November 1, 2026.

Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of "A+" and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol "WAG".

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Olivette Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Olivette Property. The Company currently has no plans for any renovations, improvements or development of the WG Olivette Property. The Company believes the WG Olivette Property is adequately insured.

On November 22, 2005, WG Columbia acquired the WG Columbia Property from ECM Broadway. The purchase price of the WG Columbia Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $4.5 million loan secured by the WG Columbia Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $125,000.

The WG Columbia Property is 100% leased to Walgreens subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the WG Columbia Property is approximately $427,300 or $30.58 per square foot, which is fixed through the initial lease term, which expires on June 30, 2022, and all renewal options. Walgreens has eight options to renew the lease on the WG Columbia Property, with each option for an additional five year term, beginning on July 1, 2022.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Columbia Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Columbia Property. The Company currently has no plans for any renovations, improvements or development of the WG Columbia Property. The Company believes the WG Columbia Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before February 3, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Exhibits

99.1 Press release dated November 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

November 29, 2005	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 29, 2005.